                              MANAGEMENT AGREEMENT

This agreement is made this 1st day of July, 2001 by and between HydroFlo, Inc., a North Carolina, hereinafter known as "HydroFlo", and Free Harbor, LLC., a
North Carolina Limited Liability Corporation, herein after known as "FH".

NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties do mutually agree as follows:

1.       FH, upon the request of HydroFlo, does hereby agree to memorialize the formally verbal agreement which assigns Dennis L. Mast, The managing director of FH, hereinafter known as "Mast" as the Chief Executive
         Officer (CEO) of HydroFlo, subject to all of the benefits and conditions inherent to the position and the covenants contained herein.

2.       Upon the appointment and acceptance of the position of CEO of HydroFlo, and for service performed therein, FH shall be entitled to a monthly management fee of Four Thousand Six Hundred Dollars ($4,600.00). This
         monthly fee shall be subject to annual adjustment at the discretion of the Board of Directors of HydroFlo, but not until after profitability of HydroFlo is achieved. This management fee will be accrued on the books of HydroFlo, but the actual payment of the accrual will not be made to FH until such time as HydroFlo obtains profitability.
         Profitability will be determined as positive profit being reached after accounting for all expenses of the corporation, including depreciation and amortization

3.       In addition to the above mentioned FH shall be entitled to an annual payment of ten percent (10%) of the pre-tax profits of HydroFlo after accounting for all expenses of the corporation, including depreciation and amortization. This payment shall be paid annually aproximately ninety (90) days after HydroFlo fiscal year end.

4.       HydroFlo agrees to hold FH and Mast harmless from any action brought against either of them on behalf of HydroFlo, or the duties of CEO performed on behalf of HydroFlo, and agrees to defend any actions, provided that actions of FH and Mast are not intentionally and maliciously performed against the interests of the company.

                                       5

5.       Mast acknowledges that he has executed freely and knowingly, a document, which prohibits disclosure and circumvention of any proprietary information of HydroFlo, and further agrees that this Non
         Disclosure/Non Circumvention Agreement is fully incorporated herein by reference.

6.       FH and Mast shall be entitled to the reimbursement of all costs and expenses necessary for the performance of duties and work on behalf of the company, and any other compensation as may be appropriate.

Entered into and agreed upon on the date first written above,

                                            HydroFlo, Inc.

                                                /s/ Dennis L. Mast
                                            ---------------------------------------
                                            By:  Dennis L. Mast, Chairman

                                            Free Harbor, LLC

                                                /s/ Dennis L. Mast
                                            ----------------------------------------
                                                 Dennis L. Mast, Managing Director